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                                 EXHIBIT 10(KK)

              FORM OF INDEMNIFICATION AND HOLD HARMLESS AGREEMENT
                BETWEEN THE COMPANY AND THE SELLING SHAREHOLDER
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                                January 31, 1997


Mr. Michael P. Krasny, Administrator
  of the MPK Restricted Stock Plan
CDW Computer Centers, Inc.
1020 East Lake Cook Road
Buffalo Grove, Illinois 60089

Dear Mr. Krasny:

  You have been the Administrator of the MPK Restricted Stock Plan (the "Plan") established by yourself as Chairman and Chief Executive Officer of CDW Computer Centers, Inc., an Illinois corporation ("CDW") and, at the request of CDW, have in the past and may in the future serve as an officer, director, administrator of the Plan or in a similar capacity for CDW and/or its affiliates. In consideration of your past and future work on behalf of CDW, CDW agrees that it will indemnify you (which shall include the Plan) as follows:

  A. CDW agrees and does hereby indemnify and hold you harmless, to the full extent permitted by law, from and against any and all losses, claims, damages, liabilities, judgments, fines, penalties, amounts paid in settlement (subject to Paragraph C) and expenses (including reasonable attorneys' fees and costs of investigation and preparation) incurred by you in connection with any action, claim, suit or other proceeding instituted or threatened against you by any person, firm, corporation, governmental body, agency or instrumentality, or other entity (including, without limiting the generality of the foregoing, any action, claim, suit or other proceeding brought by one or more of the security holders of CDW, or in the name thereof), by reason of the fact of, or in any way relating to, your serving as Administrator of the Plan, or in a similar capacity of CDW or any of its affiliates, at any time, except to the extent that any such liabilities or expenses result from your willful misconduct, gross negligence, fraud, acts or omissions not in good faith or transactions in which you derived an improper personal benefit, in each case, as determined by a court of competent jurisdiction in a final judgment from which no further appeal can be taken. It shall not be deemed to be willful misconduct, gross negligence or fraud if you act in good faith in accordance with recommendations or policies of the management or any third party professional advisor of CDW or its affiliates.

  B. As a condition to recovery under the provisions of Paragraph A above, you agree, within ten days after actual receipt by you of written notice of the commencement of any action against you as to which you will claim indemnification pursuant to Paragraph A, to notify CDW in writing of commencement thereof. The failure to so notify CDW shall not relieve CDW or any other entity or person from any





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Michael P. Krasny, Administrator
  of the MPK Restricted Stock Plan
January 31, 1997
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     other liability which any of them may have to you otherwise than pursuant to the provisions of this Agreement and shall relieve CDW of its obligations pursuant to this Agreement only to the extent that the failure to give notice prejudices CDW's ability to conduct a defense or otherwise increases CDW's and its affiliates' obligations.

  C. After receipt by CDW of a notice given by you pursuant to Paragraph B, CDW will be entitled to participate in the action involved, and to the extent that CDW may elect by written notice delivered to you promptly after receiving the aforesaid notice from you, to assume the defense thereof; provided, however, if the defendants in such action include both CDW and/or an affiliate of CDW and you and either (i) CDW and you mutually agree or (ii) representation of both CDW and/or such affiliate and you by the same counsel is inappropriate under the applicable standards of professional conduct due to actual or potential differing interests between CDW and/or such affiliate and you, you shall have the right to select separate counsel to assume such defense of you and otherwise to participate in the defense of such action on your behalf. Upon receipt of a written notice from CDW to you of CDW's election so to assume the defense of such action, neither CDW nor any of its affiliates will be liable to you under Paragraph A or D for any legal or other expenses subsequently incurred by you in connection with the defense thereof unless
     (a) you shall have employed counsel in connection with the assumption of the defense of such action in accordance with the proviso to the next preceding sentence, (b) CDW shall not have employed counsel to represent you within a reasonable time after the notice of such claim given by you to CDW pursuant to Paragraph B or (c) CDW has authorized in writing the employment of counsel for you at the expense of CDW and its affiliates.
     If CDW elects to assume the defense of such actions as provided in this Paragraph C, it shall have the right to effect a settlement of such action without your consent, except that neither CDW nor its affiliates shall have the right, without your written consent to effect any settlement that imposes any liability or obligation upon you or results in a finding regarding your actions that could adversely affect your future business or other activities. CDW and its affiliates shall in no event be liable under this Agreement for any settlement effected without the written consent of CDW or one or more of its affiliates of any claim or action against you.





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Michael P. Krasny, Administrator
  of the MPK Restricted Stock Plan
January 31, 1997
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  D. You shall be entitled to representation of an attorney in accordance with the terms of this Agreement, if applicable, or payment by CDW and its affiliates of expenses incurred by you in defending a civil or criminal action, suit or proceeding, to the extent reimbursement of such expenses is not excluded pursuant to Paragraph C, whether or not there are allegations in the complaint which may result in your not being entitled to indemnification because of the exclusions contained in Paragraph A, in advance of the final disposition of such action, suit or proceeding. You shall reimburse CDW and its affiliates for any amounts so paid upon a final judgment from which no further appeal can be taken that you are not entitled to indemnification by CDW and/or its affiliates.

  E. To the extent that CDW and its affiliates advance expenses or indemnify you pursuant to this Agreement and you are entitled to any indemnification or advances of expenses from one or more other parties, you hereby agree that CDW shall be subrogated to, and shall be entitled to, your rights against such other party to receive any such indemnification or advances of expenses. In such event, you shall cooperate with the advancing or indemnifying indemnitor or indemnitors in connection with obtaining such indemnification or advances of expenses.

  F. Any written notice from CDW or any of its affiliates to you or from you to CDW and/or any of its affiliates will be deemed given only when received
     (a) by CDW and/or any of its affiliates c/o CDW at 1020 East Lake Cook Road, Buffalo Grove, Illinois 60089, or at such other address as CDW may substitute for such purposes by written notice to you or (b) by you at the address you have designated in your personnel file or at such address as you may substitute for such purposes by written notice to CDW.

  G. The foregoing constitutes our entire agreement with respect to the subject matter of this letter. The provisions hereof may not be modified or waived except in writing signed by all of the parties hereto.

  H. This Agreement is intended for the sole benefit of you and your personal representatives and heirs and is not intended for the benefit of, nor may any of its provisions be enforced by, any other person, firm, corporation or





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Michael P. Krasny, Administrator
  of the MPK Restricted Stock Plan
January 31, 1997
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     governmental body, agency or instrumentality.  This Agreement shall be binding upon CDW and its affiliates and their respective successors and assigns.

  I. The termination of your employ with CDW shall in no event affect any liability or obligation of CDW and its affiliates to indemnify you under this Agreement.

  If the foregoing correctly sets forth your understanding of our agreement with respect to the subject matter of this letter, please so indicate by signing and returning to CDW the enclosed copy of this letter.


                                              Very truly yours,

                                              CDW COMPUTER CENTERS, INC.


                                              By:___________________________
                                                    Authorized Officer

ACCEPTED AND AGREED TO:


____________________________________
Michael P. Krasny, Administrator
of the MPK Restricted Stock Plan